Exhibit 8.1

250 WEST 55TH STREET NEW YORK NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM	MORRISON FOERSTER LLP
AMSTERDAM, AUSTIN, BERLIN, BOSTON, BRUSSELS, DENVER, HONG KONG, LONDON, LOS ANGELES, MIAMI, NEW YORK, PALO ALTO, SAN DIEGO, SAN FRANCISCO, SEATTLE, SHANGHAI, SINGAPORE, TOKYO, WASHINGTON, D.C.
February 12, 2026
A Paradise Acquisition Corp.
The Sun’s Group Center,
29th Floor, 200 Gloucester Road,
Wan Chai,
Hong Kong
Ladies and Gentlemen:
We have acted as United States counsel to A Paradise Acquisition Corp., a company incorporated in the British Virgin Islands as a business company with limited liability (“Acquiror”), in connection with the preparation of the registration statement on Form S-4 (File No. [•]), confidentially submitted by Acquiror and Enhanced Ltd, a Cayman Islands exempted company with limited liability (“Company”) on December 2, 2025, including the proxy statement/prospectus forming a part thereof and the exhibits and schedules thereto (as amended through the date hereof, the “Registration Statement”).
The Registration Statement is being filed in connection with transactions contemplated by the Business Combination Agreement (the “Agreement”), dated as of November 26, 2025, by and among Acquiror (which shall migrate to and domesticate as a Texas corporation prior to the Closing Date pursuant to the terms and conditions of the Agreement (the “Domestication”)), A Paradise Merger Sub I, Inc., a Cayman Islands exempted company and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), and Company (together with Acquiror and Merger Sub, the “Parties”). Pursuant to the Agreement, (i) Merger Sub will, subject to the terms and conditions set forth therein, merge with and into the Company (the “First Merger”), with the Company continuing as the surviving company and a wholly owned subsidiary of Acquiror (in such capacity, the “First-Step Surviving Corporation”) in the First Merger, and (ii) immediately following the First Merger, the First-Step Surviving Corporation will merge with and into Acquiror (the “Second Merger” and, together with the First Merger, the “Mergers”), with Acquiror continuing as the surviving corporation in the Second Merger.
Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.
In rendering our opinion set forth below:
a)We have examined (i) the Agreement, (ii) the Registration Statement, (iii) the officer’s certificate, dated the date hereof, delivered to us in connection with our opinion and (iv) such other documents as we have deemed necessary or appropriate for purposes to enable us to render the opinion set forth below (such Agreement, Registration Statement, officer’s certificate, and other documents, collectively, the “Combination Documents”). We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

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b)We have assumed, with your permission and without any independent investigation or review thereof, that:
i.All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Domestication, Mergers, and other transactions contemplated by the Agreement (collectively, the “Transactions”);
ii.All statements regarding factual matters, representations, warranties, and covenants contained in the Combination Documents are true, complete and correct and will remain true, complete and correct at all times up to and including the Second Effective Time, and no actions have been taken or will be taken that are inconsistent with such factual matters, representations, warranties, and covenants or that will make any such factual matters, representations, warranties, and covenants untrue, incomplete, or incorrect through the consummation of the Transactions;
iii.Any representations made in the Combination Documents “to the knowledge of” or based on the “belief” or “intent” of any person, or that are similarly qualified, are true, complete and correct and will remain true, complete and correct at all times up to and including the Second Effective Time, in each case without such qualification;
iv.The Combination Documents represent the entire understanding of the parties with respect to the Transactions, and there are no understandings between any of the parties that would alter, or are inconsistent with, the terms and representations set forth in the Combination Documents, and none of the material terms and conditions of the Combination Documents have been or will be waived or modified; and
v.The Transactions will be effected in accordance with the Combination Documents, the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Combination Documents, and all applicable reporting requirements have been or will be satisfied.
c)We have based our opinion on the current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect and may affect our opinion as set forth herein. Any change in applicable laws or facts and circumstances surrounding the Transactions, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of our opinion. We assume no responsibility to inform Acquiror of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. In addition, our opinion is being delivered prior to the consummation of the Transactions and therefore is prospective and dependent on future events.

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Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein and in the Registration Statement, the statements set forth in the Registration Statement under the section entitled “U.S. Federal Income Tax Considerations” (the “Tax Disclosure”), insofar as such statements set forth legal conclusions with respect to matters of U.S. federal income tax law regarding the material U.S. federal income tax consequences of the Domestication to holders of A Paradise securities, constitute our opinion regarding such material U.S. federal income tax consequences.
We express no opinion on any transactions other than the Domestication, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the U.S. federal income tax matters discussed in the Tax Disclosure with respect to the Domestication to holders of A Paradise securities, and does not address the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure.
The U.S. federal income tax consequences of the Transactions are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. The U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.
This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also to the references to Morrison & Foerster LLP in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
[Signature continued on next page]

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Sincerely,
/s/ Morrison & Foerster LLP